PURCHASE AND SALE OF BUSINESS AGREEMENT

THIS PURCHASE AND SALE OF BUSINESS AGREEMENT (the “Agreement”) made and entered into this 6th day of November, 2012 (the “Execution Date”),

BETWEEN:

Converted Organics Inc. of 7A Commercial Wharf West, Boston, MA 02111
(the “Seller”)

OF THE FIRST PART

and

RI Vertical Farm Partners, LLC of 1565 Douglas Avenue, North Providence, RI 02852
(the “Purchaser”)

OF THE SECOND PART

BACKGROUND

A.	The Seller is the owner of all the issued and outstanding shares (the “Shares”) of TerraSphere Inc. of 7A Commercial Wharf West, Boston, MA 02111 (the “Corporation”) which carries on the business of Plant Growth Technology under the operating name TerraSphere.

B.	The Seller desires to sell the Shares to the Purchaser, and the Purchaser desires to buy the Shares.

IN CONSIDERATION of the provisions contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which consideration is acknowledged, the Parties agree as follows:

1.	Definitions

2.	The following definitions apply in the Agreement:

a.	“Closing” means the completion of the purchase and sale of the Shares as described in this Agreement by the payment of agreed consideration, and the transfer of title to the Shares.

b.	“Parties” means both the Seller and the Purchaser and “Party” means any one of them.

3.	Sale

4.	Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties, and conditions set out in this Agreement, the Seller agrees to sell the Shares to the Purchaser and the Purchaser agrees to purchase the Shares from the Seller.

5.	Purchase Price

6.	The price to be paid by the Purchaser to the Seller for the Shares will be $5.00 US Dollars (the “Total Purchase Price”).

7.	The Parties agree to co-operate in the filing of elections under the Internal Revenue Code and under any other applicable taxation legislation, in order to give the required or desired effect to the allocation of the Total Purchase Price.

8.	Closing

9.	The Closing of the purchase and sale of the Shares will take place on 9th day of November, 2012 (the “Closing Date”) at the offices of the Seller or at such other time and place as the Parties mutually agree.

10.	At Closing, and upon the Purchaser paying the Total Purchase Price in full to the Seller, the Seller will:

a.	provide the Purchaser with duly executed forms and documents evidencing transfer of signing authority and control of the bank accounts of the Corporation;

b.	provide the Purchaser with duly executed transfers of the Shares; and

c.	will deliver to the Purchaser endorsed share certificates representing the Shares, and the Seller will take all steps necessary for the Corporation to enter the Purchaser, or its nominee, on the books of the Corporation, as the holder of the Shares.

11.	Payment

12.	The Total Purchase Price for the Shares will be paid by the Purchaser in one lump sum payment to the Seller in the form of a certified check, a wire transfer, or a bank draft of immediately available funds. In the case of a direct wire transfer the Seller will give notice to the Purchaser of the bank account particulars at least 5 business days prior to the Closing Date.

13.	The Purchaser is responsible for paying all applicable taxes, including federal sales tax, state sales tax, duties, and any other taxes or charges payable that are necessary to give effect to the transfer of the Shares from the Seller to the Purchaser.

14.	Seller’s Representations and Warranties

15.	The Seller represents and warrants to the Purchaser that:

a.	The Seller has full legal authority to enter into and exercise its obligations under this Agreement.

b.	The Corporation is a corporation duly incorporated or continued, validly existing, and in good standing and has all requisite authority to carry on business as currently conducted.

c.	The Seller is the absolute beneficial owner of the Shares, free and clear of any liens, charges, encumbrances or rights of others, and is exclusively entitled to dispose of the Shares.

d.	There has been no act or omission by the Seller that would give rise to any valid claim relating to a brokerage commission, finder’s fee, or other similar payment.

e.	The Seller is a resident of the United States for the purposes of the Internal Revenue Code.

f.	The Corporation has withheld all amounts required to be withheld under income tax legislation and has paid all amounts owing to the proper authorities.

g.	The Corporation is not bound by any written or oral pension plan or collective bargaining agreement or obligated to make any contributions under any retirement income plan, deferred profit sharing plan or similar plan.

h.	The Corporation will not hire any new employees, or substantially change the role or title of any existing employees, provide unscheduled or irregular increases in salary or benefits to employees, or institute any significant changes to the terms of any employees’ employment, after signing this Agreement, unless the Purchaser provides written consent.

i.	This Agreement has been duly executed and delivered by the Seller and constitutes a legal and binding obligation of the Seller, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy and insolvency, by other laws affecting the rights of creditors generally, and by equitable remedies granted by a court of competent jurisdiction.

16.	The representations and warranties given in this Agreement are the only representations and warranties. No other representation or warranty, either expressed or implied, has been given by the Seller to the Purchaser.

17.	The Seller warrants to the Purchaser that each of the representations and warranties made by it is accurate and not misleading at the Closing Date. The Seller acknowledges that the Purchaser is entering into this Agreement in reliance on each warranty and representation.

18.	Where the Purchaser has a claim against the Seller relating to one or more representations or warranties made by the Seller, the Seller will have no liability to the Purchaser unless the Purchaser provides notice in writing to the Seller containing full details of the claim on or before the third anniversary of the Closing Date.

19.	Where the Purchaser has a claim against the Seller relating to one or more representations or warranties made by the Seller, and the Purchaser is entitled to recover damages from a third party then the amount of the claim against the Seller will be reduced by the recovered or recoverable amount less all reasonable costs incurred by the Purchaser in recovering the amount from the third party.

20.	Purchaser’s Representations and Warranties

21.	The Purchaser represents and warrants to the Seller the following:

a.	The Purchaser has full legal authority to enter into and exercise its obligations under this Agreement.

b.	The corporate Purchaser has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement. The execution and delivery of this Agreement, and this transaction has been duly authorized by all necessary corporate action on the part of the corporate Purchaser.

c.	The Purchaser has funds available to pay the full Total Purchase Price and any expenses accumulated by the Purchaser in connection with this Agreement and the Purchaser has not incurred any obligation, commitment, restriction, or liability of any kind, absolute or contingent, present or future, which would adversely affect its ability to perform its obligations under this Agreement.

d.	The Purchaser has not committed any act or omission that would give rise to any valid claim relating to a brokerage commission, finder’s fee, or other similar payment.

e.	The Purchaser is a resident of the United States for the purposes of the Internal Revenue Code.

f.	This Agreement has been duly executed by the Purchaser and constitutes a legal and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy and insolvency, by other laws affecting the rights of creditors generally, and by equitable remedies granted by a court of competent jurisdiction.

g.	The Purchaser has no knowledge that any representation or warranty given by the Seller in this Agreement is inaccurate or false.

22.	The representations and warranties given in this Agreement are the only representations and warranties. The Purchaser has given no other representation or warranty, either expressed or implied, to the Seller.

23.	The Purchaser warrants to the Seller that each of the representations and warranties made by it is accurate and not misleading at the date of Closing. The Purchaser acknowledges that the Seller is entering into this Agreement in reliance on each warranty and representation.

24.	Where the Seller has a claim against the Purchaser relating to one or more representations or warranties made by the Purchaser, the Purchaser will have no liability to the Seller unless the Seller provides notice in writing to the Purchaser containing full details of the claim on or before the third anniversary of the Closing Date.

25.	Where the Seller has a claim against the Purchaser relating to one or more representations or warranties made by the Purchaser, and the Seller is entitled to recover damages from a third party then the amount of the claim against the Purchaser will be reduced by the recovered or recoverable amount less all reasonable costs incurred by the Seller in recovering the amount from the third party.

26.	Conditions Precedent to be Performed by the Purchaser

27.	The obligation of the Seller to complete the sale of the Shares under this Agreement is subject to the satisfaction of the following conditions precedent by the Purchaser, on or before the Closing Date, each of which is acknowledged to be for the exclusive benefit of the Seller and may be waived by the Seller entirely or in part:

a.	All of the representations and warranties made by the Purchaser in this Agreement will be true and accurate in all material respects on the Closing Date.

b.	The Purchaser will obtain or complete all forms, documents, consents, approvals, registrations, declarations, orders, and authorizations from any person or any governmental or public body, required of the Purchaser in connection with the execution of this Agreement.

28.	Conditions Precedent to be Performed by the Seller

29.	The obligation of the Purchaser to complete the purchase of the Shares under this Agreement is subject to the satisfaction of the following conditions precedent by the Seller, on or before the Closing Date, each of which is acknowledged to be for the exclusive benefit of the Purchaser and may be waived by the Purchaser entirely or in part:

a.	All of the representations and warranties made by the Seller in this Agreement will be true and accurate in all material respects on the Closing Date.

b.	The Seller will obtain and complete any and all forms, documents, consents, approvals, registrations, declarations, orders, and authorizations from any person or governmental or public body that are required of the Seller for the proper execution of this Agreement and transfer of the Shares to the Purchaser.

c.	The Seller will have executed all documentation necessary to transfer the Shares to the Purchaser.

d.	The Seller will provide the Purchaser with complete information concerning the operation of the Corporation, in order to put the Purchaser in a position to carry on in the place of the Seller.

e.	The Purchaser will receive a certificate from an officer of the Seller confirming to the best of his knowledge, information and belief (after due inquiry), the truth and correctness in all aspects of those representations and warranties given by the Seller in this Agreement.

30.	Disclosure

31.	Upon the reasonable request of the Purchaser, the Seller will, from time to time, allow the Purchaser and its agents, counsel, accountant, employees, or other representatives to have unrestricted access to the premises of the Corporation and to all of the books, records, documents, and accounts of the Corporation, during normal business hours, between the date of this Agreement and the Closing Date, in order for the Purchaser to confirm the representations and warranties given by the Seller in this Agreement.

32.	Conditions Precedent Not Satisfied

33.	If either Party fails to satisfy any condition precedent as set out in this Agreement on or before the Closing Date and the opposite Party does not waive that condition precedent, then this Agreement will be null and void and there will be no further liability as between the Parties.

34.	Employees

35.	The Purchaser will not be offering employment to any existing officer or employee of the Corporation (the “Employees”). All individuals who are officers or employees of the Corporation up to and including the Closing Date will remain the full responsibility of the Seller. Any individual hired by the Corporation after the Closing Date will become the responsibility of the Purchaser.

36.	The Seller will deliver to the Purchaser prior to the Closing Date, resignations of all Employees of the Corporation, each such resignation will be effective on the Closing Date. The Seller will pay all Employee compensation incurred by it up to and including the Closing Date including all salaries, benefits, bonuses including Share bonuses and Share options and any other compensation owing to the Employees up to and including the Closing Date. The Seller will be responsible for all severance benefits, vacation days, sick days, personal days and other compensated time off accrued by all Employees up to and including the Closing Date.

37.	The Seller is in compliance with all applicable foreign and domestic statutory rules and regulations respecting employment and employment practices and has withheld and reported all amounts required by law with respect to wages and salaries and the Seller is not liable for any accrued taxes or penalties and is not liable or in arrears to any government pension, social security or unemployment insurance authority. The Seller indemnifies the Purchaser for any future liabilities relating to employment and employment practices where the subject of the liability occurred prior to or on the Closing Date.

38.	Non-Solicitation

39.	The Seller agrees that any attempt to encourage or induce employees, directors, agents or contractors to leave their jobs with the Corporation would be harmful and damaging to the Purchaser. The Seller further agrees that any attempt on the part of the Seller to interfere with the Purchaser’s relationship with employees, directors, agents, contractors, vendors or service providers of the Corporation would be harmful and damaging to the Purchaser.

40.	The Seller agrees that during the term of this Agreement and for a period of five years after the Closing Date of this Agreement, the Seller will not in any way directly or indirectly:

a.	Induce or attempt to induce any employee, director, agent, contractor or other service provider of the Purchaser to quit employment or retainer with the Purchaser;

b.	Otherwise interfere with or disrupt the Purchaser’s relationship with its employees, directors, agents, contractors or other service providers;

c.	Discuss employment opportunities or provide information about competitive employment to any of the Purchaser’s employees, directors, agents, contractors or other service providers; or

d.	Solicit, entice, or hire away any employee, director, agent, contractor or other service provider of the Purchaser.

1.	Assumption of Liabilities

2.	As of the Closing, Purchaser shall assume and agrees to duly and timely pay, perform, and discharge and to be primarily liable for all liabilities of TerraSphere to the full extent that TerraSphere has been heretofore or would have been in the future were it not for the execution and delivery of this agreement obligated to pay perform and discharge. This assumption of liabilities shall inure to the benefit of Seller, its shareholders, officers, directors, employees and agents. Notwithstanding any provision of this Agreement or any exhibit or attachment to it, to the contrary, Purchaser shall assume any and all liabilities and obligations or commitments of the TerraSphere business of any nature whatsoever, whether known or unknown, contingent or otherwise from the beginning of time.

3.	Transfer of Third Party Contracts

4.	This Agreement should not be construed as an assignment of any third party contract from the Seller to the Purchaser if the assignment would be a breach of the third party contract.

5.	The Purchaser will be solely responsible for acquiring new contracts with third parties where the existing contracts are not legally assignable from the Seller to the Purchaser.

6.	Notwithstanding any other provision in this Agreement to the contrary, the Seller will not be liable for any losses, costs or damages of any kind including loss of revenue or decrease in value of the Corporation resulting from the failure of the Purchaser to acquire any third party contracts.

7.	Notices

8.	Any notices or deliveries required in the performance of this Agreement will be deemed completed when hand-delivered, delivered by agent, or seven (7) days after being placed in the post, postage prepaid, to the Parties at the addresses contained in this Agreement or as the Parties may later designate in writing.

9.	Expenses/Costs

10.	The Parties agree to pay all their own costs and expenses in connection with this Agreement.

11.	Dividends

12.	Any dividends earned by the Shares and payable on or before the Closing Date of this Agreement will belong to the Seller and any dividends earned by the Shares and payable after the Closing of this Agreement will belong to the Purchaser.

13.	Any rights to vote attached to the Shares will belong to the Seller on or before the Closing Date and will belong to the Purchaser after the Closing Date.

14.	Confidentiality

15.	The Seller and the Purchaser will hold confidential all information (the “Confidential Information”) pertaining to this Agreement including, but not limited to, the terms of this Agreement, the Total Purchase Price, the Parties to this Agreement, and the subject matter of this Agreement as well as any written or oral information obtained about the respective Parties that is not currently in the public domain. Confidential Information will not include the following:

a.	Information generally known in the respective industries of the Purchaser and the Seller.

b.	Information that enters the public domain through no fault of the Purchaser or the Seller.

c.	Information that is independently created by the Purchaser or the Seller respectively without direct or indirect use of information obtained during the course of negotiations for this Agreement.

d.	Information that is rightfully obtained by the Purchaser or the Seller from a third party who has the right to transfer or disclose the information.

60.	The Seller and the Purchaser may disclose any Confidential Information relating to this Agreement to any of its employees, agents and advisors where there is a need to know in relation to this Agreement and where the personnel agree to be legally bound by the same burdens of confidentiality.

61.	The Seller agrees to indemnify the Purchaser against any and all harm suffered by the Purchaser for any breach of confidentiality by the personnel of the Seller.

62.	The Purchaser agrees to indemnify the Seller against any and all harm suffered by the Seller for any breach of confidentiality by the personnel of the Purchaser.

63.	The confidentiality restrictions in this Agreement will continue to apply after the Closing Date of this Agreement without any limit in time.

64.	Mediation and Arbitration

65.	In the event a dispute arises out of or in connection with this Agreement, the Parties will attempt to resolve the dispute through friendly consultation.

66.	If the dispute is not resolved within a reasonable period then any or all outstanding issues may be submitted to mediation in accordance with any statutory rules of mediation. If mediation is not successful in resolving the entire dispute or is unavailable, any outstanding issues will be submitted to final and binding arbitration in accordance with the laws of the State of Rhode Island. The arbitrator’s award will be final, and judgment may be entered upon it by any court having jurisdiction within the State of Rhode Island.

67.	Severability

68.	The Parties acknowledge that this Agreement is reasonable, valid, and enforceable; however, if any part of this Agreement is held by a court of competent jurisdiction to be invalid, it is the intent of the Parties that such provision be reduced in scope only to the extent deemed necessary to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected or invalidated as a result.

69.	Where any provision in this Agreement is found to be unenforceable, the Purchaser and the Seller will then make reasonable efforts to replace the invalid or unenforceable provision with a valid and enforceable substitute provision, the effect of which is as close as possible to the intended effect of the original invalid or unenforceable provision.

70.	Governing Law

71.	This Agreement will be governed by and construed in accordance with the laws of the State of Rhode Island.

72.	Jurisdiction

73.	The courts of the State of Rhode Island are to have jurisdiction to settle any dispute arising out of or in connection with this Agreement.

74.	General Provisions

75.	This Agreement contains all terms and conditions agreed to by the Parties. Statements or representations which may have been made by any Party to this Agreement in the negotiation stages of this Agreement may in some way be inconsistent with this final written Agreement. All such statements are declared to be of no value to either Party. Only the written terms of this Agreement will bind the Parties.

76.	This Agreement may only be amended or modified by a written instrument executed by all of the Parties.

77.	A waiver by one Party of any right or benefit provided in this Agreement does not infer or permit a further waiver of that right or benefit, nor does it infer or permit a waiver of any other right or benefit provided in this Agreement.

78.	This Agreement will not be assigned either in whole or in part by any Party without the written consent of the other Party.

79.	This Agreement will pass to the benefit of and be binding upon the Parties’ respective heirs, executors, administrators, successors, and permitted assigns.

80.	The clauses, paragraphs, and subparagraphs contained in this Agreement are intended to be read and construed independently of each other. If any part of this Agreement is held to be invalid, this invalidity will not affect the operation of any other part of this Agreement.

81.	All of the rights, remedies and benefits provided in this Agreement will be cumulative and will not be exclusive of any other such rights, remedies and benefits allowed by law or equity.

82.	Time is of the essence in this Agreement.

83.	This Agreement may be executed in counterparts.

84.	Headings are inserted for the convenience of the Parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine gender include the feminine gender and vice versa. Words in the neuter gender include the masculine gender and the feminine gender and vice versa.

IN WITNESS WHEREOF the Parties have duly affixed their signatures under hand and seal on this 6th day of November, 2012.

Converted Organics Inc. (Seller)

Per:      (SEAL)

RI Vertical Farm Partners, LLC (Purchaser)

Per:      (SEAL)